UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

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TEMECULA VALLEY BANCORP INC.
(Exact name of Registrant as specified in its charter)

California	001-33897	46-0476193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27710 Jefferson Avenue Suite A100 Temecula, California	92590
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (951) 694-9940

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On June 1, 2009, Temecula Valley Bancorp Inc., along with its wholly owned bank subsidiary, Temecula Valley Bank, announced that it had entered into a non-binding letter of intent (“LOI”) with Bancroft Capital, LLC. Pursuant to the terms of the LOI, certain institutional investors, including Orient Property Group LLC, would consider, subject to the satisfaction of multiple conditions, including the completion of due diligence, entering into a definitive agreement that would call for an aggregate investment of up to $210 million. As discussed in the attached press release, on June 29, 2009, Bancroft Capital advised Temecula Valley Bancorp that it would not proceed toward the execution of a definitive agreement with Temecula Valley Bancorp or Temecula Valley Bank, principally because it was likely that the investors’ internal rate of return objectives could not be realized for an extended period of time.

Item 9.01 – Financial Statements and Exhibits.

(d)       Exhibits

99.1      Press Release dated July 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMECULA VALLEY BANCORP INC.

Date: July 1, 2009	By:	/s/ FRANK BASIRICO, JR.
Frank Basirico, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 1, 2009